Exhibit 10.1

Execution Version

BigBear.ai Holdings, Inc.

Exchange Agreement

December 19, 2024

- i -

(j)	No View to Distribution; No Registration	14
(k)	Information Provided	14
(l)	No Investment, Tax or Other Advice	14
(m)	Investment Decision Matters	14
(n)	Due Diligence	15
(o)	No Regulatory Agency Recommendation or Approval	15
(p)	Accredited Investor and Qualified Institutional Buyer Status	15
(q)	Mutual Negotiation	15
(r)	Financial Adviser Fee	15
(s)	Additional Documentation	15
(t)	Bring-Down of Representations and Warranties	16
(u)	Reserved	16
(v)	Settlement Instructions	16
(w)	Wall-Cross Matters	16
(x)	No Reliance on Oppenheimer; Related Matters	16
(y)	No Public Market	16
Section 6.	Registration	17
(a)	Filing of Registration Statement	17
(b)	Notices to the Investor	18
(c)	Delayed or Postponed Effectiveness of Registration Statement	20
(d)	Indemnification of the Exchanging Investors	20
(e)	Indemnification of the Company	21
(f)	Notice of Indemnifying Party	22
(g)	Contribution	23
(h)	Opt-Out Notices	23
(i)	Delegending	23
Section 7.	Conditions to Obligations of the Parties	24
(a)	Conditions to the Company’s Obligations	24
(b)	Conditions to the Investor’s Obligations	24
Section 8.	The Release Time	25
Section 9.	Tax Matters	26
(a)	Taxpayer Information	26
(b)	Tax Treatment of Exchange	26
Section 10.	Miscellaneous	26
(a)	Waiver; Amendment	26
(b)	Assignability	26
(c)	Further Instruments and Acts	26
(d)	Waiver of Jury Trial	27
(e)	Governing Law	27
(f)	Section and Other Headings	27
(g)	Counterparts	27
(h)	Notices	27
(i)	Binding Effect	27
(j)	Notification of Changes	27
(k)	Severability	27
(l)	Entire Agreement	27

- ii -

(m)	Reliance by Oppenheimer; Third Party Beneficiaries	28
(n)	Termination	28
(o)	Expenses	28
(p)	Survival	28

Exhibits

- iii -

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT, dated as of December 19, 2024 (this “Agreement”), among BigBear.ai Holdings, Inc., a Delaware corporation (the “Company”), BigBear.ai Intermediate Holdings, LLC, a Delaware limited liability company, BigBear.ai, LLC, a Delaware limited liability company, BigBear.ai Federal, LLC (f/k/a NuWave Solutions, L.L.C.), a Maryland limited liability company, ProModel LLC, a Pennsylvania limited liability company, Pangiam Purchaser, LLC, a Delaware limited liability company, Pangiam Intermediate II Holdings, LLC, a Delaware limited liability company, Pangiam Holdings, LLC, a Delaware limited liability company, Pangiam Labs, LLC, a Virginia limited liability company, Linkware, LLC, a Virginia limited liability company, Pre, LLC, a Delaware limited liability company, veriScan, LLC, a Delaware limited liability company, and 214 Technologies, Inc. d/b/a Trueface, a Delaware corporation, as guarantors (the “Guarantors”), and the undersigned investor (the “Investor”), on its own behalf and on behalf of each of the beneficial owners listed on Exhibit A hereto (each, an “Account”) for whom the Investor holds contractual and investment authority (each Account, including the Investor if it is exchanging Existing Notes in the Exchange (each, as defined below) on its own behalf, an “Exchanging Investor”). If there is only one Account or Exchanging Investor, then each reference thereto in this Agreement will be deemed to refer to such Account or Exchanging Investor, as applicable, in the singular, mutatis mutandis.

WHEREAS, the Company and each Exchanging Investor desire to engage in the Exchange on the terms set forth in this Agreement.

WHEREAS, in connection with the Exchange, the Company is soliciting consents from each Exchanging Investor to amendments (the “Proposed Amendments”), as described in the form of consent attached as Exhibit E hereto (the “Consent”), to certain provisions in the Existing Indenture. Promptly following receipt of Consents from the holders of at least a majority of the aggregate principal amount of the Existing Notes outstanding (the “Requisite Consents”), the Company intends to execute an amendment to the Existing Indenture (the “Existing Indenture Amendment”) containing the Proposed Amendments and, upon execution of the Existing Indenture Amendment by the Existing Notes Trustee, the Existing Indenture Amendment will be effective. The Existing Indenture Amendment will become operative only at the Closing (as defined below).

THEREFORE, the Company and the Investor (on behalf of itself and each Exchanging Investor) agree as follows.

Section 1. DEFINITIONS.

“Account” has the meaning set forth in the first paragraph of this Agreement.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Closing” has the meaning set forth in Section 3(b)(i).

“Closing Date” has the meaning set forth in Section 3(b)(i).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in the New Notes Indenture.

“Collateral Documents” has the meaning set forth in the New Notes Indenture.

“Common Stock” means the common stock, $0.0001 par value per share, of the Company.

“Company” has the meaning set forth in the first paragraph of this Agreement.

“Conversion and Interest Shares” has the meaning set forth in Section 4(h).

“Consent” has the meaning set forth in the third paragraph of this Agreement.

“Covered SEC Filings” means each of the following documents, in the form they were filed with the SEC and including any amendments thereto filed with the SEC: (a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023; (b) the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024; (c) those portions of the Company’s 2024 Proxy Statement on Schedule 14A filed with the SEC on April 26, 2024 that are incorporated by reference into the Annual Report referred to in clause (a) above; and (d) the Company’s Current Reports on Form 8-K (excluding any Current Reports or portions thereof that are furnished, and not filed, pursuant to Item 2.02 or Item 7.01 of Form 8-K, and any related exhibits) filed with the SEC on or after January 1, 2024.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “BBAI <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day up to and including the final closing print (which is indicated by Condition Code “6” in Bloomberg) (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company, which may include Oppenheimer). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“DTC” means The Depository Trust Company.

“DWAC” means DTC’s Deposit and Withdrawal at Custodian program.

“DWAC Withdrawal” has the meaning set forth in Section 3(b)(iii)(1).

“Effectiveness Date” has the meaning set forth in Section 6(a).

“Exchange” has the meaning set forth in Section 3(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Consideration” means, with respect to the Existing Notes of any Exchanging Investor to be exchanged in the Exchange, (a) cash in an amount equal to accrued and unpaid interest on such Existing Notes from, and including, December 15, 2024 to, but excluding, the Closing Date, calculated in accordance with the Existing Indenture and (b) the New Notes (and the Guarantees thereof), which New Notes have an aggregate principal amount equal to 100% of the principal amount of such Existing Notes.

“Exchanging Investor” has the meaning set forth in the first paragraph of this Agreement.

“Existing Indenture” means that certain Indenture, dated as of December 7, 2021, as supplemented by that certain First Supplemental Indenture, dated as of June 6, 2022 and by that certain Second Supplemental Indenture, dated as of May 10, 2024, among the Company, the guarantors identified therein and the Existing Notes Trustee.

“Existing Indenture Amendment” has the meaning set forth in the third paragraph of this Agreement.

“Existing Notes” means the Company’s 6.00% Convertible Senior Notes due 2026 issued pursuant to the Existing Indenture.

“Existing Notes Trustee” means Wilmington Trust, National Association, in its capacity as trustee under the Existing Indenture.

“Filing Deadline” has the meaning set forth in Section 6(a).

“Guarantee” means the guarantee of the New Notes by each Guarantor, as set forth in the New Notes Indenture.

“Guarantors” has the meaning set forth in the first paragraph of this Agreement.

“IRS” means the U.S. Internal Revenue Service.

“Investor” has the meaning set forth in the first paragraph of this Agreement.

“Liens” means any mortgages, liens, pledges, charges, security interests, encumbrances, title retention agreements, options, preemptive rights, equity or other adverse claims.

“Losses” has the meaning set forth in Section 6(d).

“New Notes” means the Company’s 6.00% Convertible Senior Secured Notes due 2029.

“New Notes DWAC Deposit” has the meaning set forth in Section 3(b)(iii)(2).

“New Notes Indenture” means an Indenture, to be dated as of the Closing Date, among the Company, the Guarantors and the New Notes Trustee, which Indenture is substantially in the form set forth as Exhibit D hereto.

“New Notes Trustee” means Wilmington Trust, National Association, in its capacity as trustee and collateral agent under the New Notes Indenture.

“Oppenheimer” means Oppenheimer & Co. Inc.

“Opt-Out Notice” has the meaning set forth in Section 6(h).

“Other Investors” means the other investors that have acquired the New Notes pursuant to exchange agreements on substantially the same terms of this Agreement.

“Proposed Amendments” has the meaning set forth in the third paragraph of this Agreement.

“Registrable Securities” has the meaning set forth in Section 6(a); provided, that in relation to an Investor, “Registrable Securities” shall mean, as of any date of determination, the Registrable Securities acquired by the Investor pursuant to this Agreement and any other equity security issued or issuable with respect to such Registrable Securities by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event.

“Registration Statement” has the meaning set forth in Section 6(a).

“Release Time” has the meaning set forth in Section 8.

“Requisite Consents” has the meaning set forth in the third paragraph of this Agreement.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto).

“Rule 405” means Rule 405 under the Securities Act (or any successor rule thereto).

“Rule 415” means Rule 415 under the Securities Act (or any successor rule thereto).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Suspension Event” has the meaning set forth in Section 6(c).

“VWAP Market Disruption Event” means, with respect to any date, (a) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed or admitted for trading to open for trading during its regular trading session on such date; or (b) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Price” means the Daily VWAP as of the date of this Agreement; provided that if such date is not a VWAP Trading Day, the VWAP Price shall be the Daily VWAP as of the immediately succeeding VWAP Trading Day.

“VWAP Trading Day” means a day on which (a) there is no VWAP Market Disruption Event; and (b) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded.

Section 2. RULES OF CONSTRUCTION. For purposes of this Agreement:

(a) “or” is not exclusive;

(b) “including” means “including without limitation”;

(c) “will” expresses a command;

(d) words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(e) “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement, unless the context requires otherwise;

(f) references to currency mean the lawful currency of the United States of America, unless the context requires otherwise;

(g) the exhibits, schedules and other attachments to this Agreement are deemed to form part of and to be included in this Agreement;

(h) references to documents and agreements are deemed to be to such documents and agreements as amended, restated, supplemented or modified from time to time; and

(i) references to any statute or regulation shall include any amendments or supplements of the same and any successor statutes and regulations, together with all rules and regulations promulgated thereunder.

Section 3. THE EXCHANGE.

(a) Generally. Subject to the other terms of this Agreement, the Investor agrees to cause each Exchanging Investor to exchange, with the Company, the aggregate principal amount of Existing Notes, CUSIP No. 08975BAA7, set forth in Exhibit A hereto that it beneficially owns for Exchange Consideration in kind and amount corresponding to such principal amount of Existing Notes (the “Exchange”).

(b) The Closing.

(i) Closing Date and Location. The closing of the Exchange (the “Closing”) will take place at the offices of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, NY 10020, at 10:00 a.m., New York City time, on the later of (1) December 27, 2024; (2) such date on which the conditions to Closing set forth in Section 7 are satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof at the Closing); and (3) such other time and place as the Company and the Investor may agree (such later date, the “Closing Date”).

(ii) Conveyance of Title; Release of Claims. Subject to the other terms and conditions of this Agreement, the Investor hereby, for itself and on behalf of each Exchanging Investor, sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in such portion of the Existing Notes as indicated on Exhibit A hereto, waives any and all other rights with respect to such Existing Notes and the Existing Indenture and releases and discharges the Company from any and all claims, whether now known or unknown, the Investor and any other Exchanging Investor may now have, or may have in the future, arising out of, or related to, such Existing Notes, including any claims arising from any existing or past defaults under the Existing Indenture, or any claims that the Investor or any Exchanging Investor is entitled to receive additional, special or default interest with respect to the Existing Notes.

(iii) Delivery of Existing Notes and Exchange Consideration.

(1) DWAC Withdrawal. Subject to satisfaction or waiver of the applicable conditions precedent specified in this Agreement, at or prior to 9:30 a.m., New York City time, on the Closing Date, the Investor agrees to direct one or more eligible DTC participants through which each Exchanging Investor holds a beneficial interest in the Existing Notes to submit one or more DWAC withdrawal instructions (the “DWAC Withdrawal”) to the Existing Notes Trustee for the aggregate principal amount of the Existing Notes to be exchanged by such Exchanging Investor pursuant to this Agreement, or comply with such other settlement procedures mutually agreed in writing by the Investor and the Company.

(2) New Notes DWAC Deposit. DTC will act as securities depositary for the New Notes. Subject to satisfaction or waiver of the applicable conditions precedent specified in this Agreement, at or prior to 9:30 a.m. New York City time on the Closing Date, the Investor agrees to direct one or more eligible DTC participants to submit, separately for each Exchanging Investor, one or more DWAC deposit instructions (the “New Notes DWAC Deposit”) to the New Notes Trustee, for the aggregate principal amount of New Notes that such Exchanging Investor is entitled to receive pursuant to this Agreement, or comply with such other settlement procedures mutually agreed in writing by the Investor and the Company.

(3) Delivery of Exchange Consideration. If the Closing does not occur, then any Existing Notes submitted for DWAC Withdrawal will be returned to the DTC participant that submitted the DWAC Withdrawal instruction in accordance with the procedures of DTC. On the Closing Date, subject to satisfaction or waiver of the conditions precedent specified in this Agreement, and the prior receipt of one or more valid New Notes DWAC Deposits conforming with the aggregate principal amount of the New Notes to be issued to such Exchanging Investor in the Exchange, the Company will (A) execute such New Notes, and direct the New Notes Trustee to authenticate and, by acceptance of the New Notes DWAC Deposit, deliver, such New Notes (or comply with such other settlement procedures mutually agreed in writing by the Company and the New Notes Trustee), in each case to the DTC accounts specified on Exhibit A to this Agreement and (B) pay the cash portion of the Exchange Consideration in immediately available funds by wire transfer to each Exchanging Investor at the wire instructions provided specified on Exhibit A to this Agreement.

(4) Acknowledgment of DWAC Posting Expiration; Delivery Instructions. The Investor acknowledges that each of the DWAC Withdrawal and the New Notes DWAC Deposit must be posted on the Closing Date and that if it is posted before the Closing Date, then it will expire unaccepted and must be resubmitted on the Closing Date. For the convenience of each Exchanging Investor, attached hereto as Exhibit B is a summary of the delivery instructions that must be followed to settle the Exchange through DTC.

(5) Other Exchanges. The Investor acknowledges that Other Investors are participating in similar exchanges, each of which contemplates a DWAC Withdrawal and a New Notes DWAC Deposit. The Company intends to complete the New Notes DWAC Deposit concurrently for all investors who have submitted valid DWAC Withdrawals and New Notes DWAC Deposits by the deadline set forth above. In the event that the Investor complies with the deadline set forth above for the DWAC Withdrawal and Other Investors do not, the Company will ensure that the New Notes are delivered to the Investor pursuant to the New Notes DWAC Deposit on the Closing Date.

(6) Delay of Closing. If (A) the Existing Notes Trustee is unable to locate the DWAC Withdrawal, (B) the New Notes Trustee is unable to locate the New Notes DWAC Deposit or (C) such DWAC Withdrawal does not conform to the Existing Notes to be exchanged in the Exchange or such New Notes DWAC Deposit does not conform to the New Notes to be issued in the Exchange, then the Company will promptly notify the Investor. If, because of the occurrence of an event described in clause (A), (B) or (C) of the preceding sentence, the New Notes are not delivered on the Closing Date, then such New Notes will be delivered on the first Business Day following the Closing Date (or as soon as reasonably practicable thereafter) on which all applicable conditions set forth in clauses (A), (B) or (C) of the first sentence of this paragraph have been cured.

(c) The Consents. Subject to the terms and conditions of this Agreement, the Investor hereby, for itself and on behalf of each Exchanging Investor, agrees to deliver a Consent for the aggregate principal amount of the Existing Notes to be exchanged by such Exchanging Investor pursuant to this Agreement concurrently with the execution of this Agreement. Concurrently with the Closing, the Company shall execute the Existing Indenture Amendment.

(d) Establishment of Conversion Price. The initial conversion rate for the New Notes to be included in Section 14.01 of the New Notes Indenture shall be equal to $1,000 divided by the product of (i) 115.00% and (ii) the VWAP Price, rounded to the nearest whole 0.0001. Such initial conversion rate, as calculated herein, will be used to populate the “make-whole” table and related blanks set forth in Section 14.14(d) of the New Notes Indenture based on the agreed methodology between the Company and the Investor as of the date hereof.

Section 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY AND THE GUARANTORS. Each of the Company and the Guarantors represents and warrants to the Exchanging Investors and covenants that:

(a) Due Formation, Valid Existence and Good Standing; Power to Perform Obligations. The Company is duly formed, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets. Each Guarantor is duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization, with full power and authority to conduct its business as it is currently being conducted and to own its assets. Each of the Company and the Guarantors has full power and authority to consummate the Exchange and to execute, deliver and perform its obligations under, this Agreement, the New Notes Indenture, the New Notes and the Existing Indenture Amendment.

(b) Delivery Free of Liens. Upon the Company’s delivery of the New Notes to any Exchanging Investor pursuant to the Exchange, such New Notes will be free and clear of all Liens created by the Company.

(c) Listing of Common Stock. At or before the Closing, the Company will have submitted to the New York Stock Exchange a Supplemental Listing Application with respect to the Conversion and Interest Shares, and the Conversion and Interest Shares shall have been approved for listing on New York Stock Exchange, subject to official notice of issuance and, solely with respect to Conversion and Interest Shares in excess of the Share Issuance Cap (as defined in the New Notes Indenture), receipt of the Requisite Shareholder Approval (as defined in the New Notes Indenture). The Company will use its commercially reasonable efforts to maintain the listing of the Conversion and Interest Shares on the New York Stock Exchange for so long as the Common Stock is then so listed.

(d) Securities Act Matters. Assuming the accuracy of the representations and warranties of the Investor, made on behalf of itself and the Exchanging Investors, (i) the offer, sale and delivery of the New Notes in exchange for the Existing Notes pursuant to this Agreement is exempt from the registration requirements of the Securities Act; (ii) when issued pursuant to this

Agreement, the New Notes will be freely transferable without restrictions as to volume and manner of sale pursuant to Rule 144 (but, for the avoidance of doubt, will be subject to the condition in Rule 144(i)(2) under the Securities Act); and (iii) based on applicable laws and regulations as of the Closing Date, if and when issued in accordance with the New Notes Indenture, the Conversion and Interest Shares will be freely transferable without restrictions as to volume and manner of sale pursuant to Rule 144 under the Securities Act (but, for the avoidance of doubt, will be subject to the condition in Rule 144(i)(2) under the Securities Act) by any Investor that is not, at such time or at any time during the immediately preceding three months, an “affiliate” (as defined in Rule 144) of the Company. The New Notes, when issued, will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A(d)(3)(i) under the Securities Act.

(e) Enforceability of New Notes. Each New Note to be issued pursuant to this Agreement has been duly authorized by the Company and, when issued, authenticated and delivered in the manner provided for in the New Notes Indenture and this Agreement, will be validly issued, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity, and will be entitled to the benefits of the New Notes Indenture.

(f) Enforceability of New Note Guarantees The Guarantees of each Guarantor have been duly authorized by such Guarantor and, when the New Notes are issued, authenticated and delivered against payment therefor in the manner provided for in the New Notes Indenture and this Agreement, and the Guarantees are issued and delivered in the manner provided for in the New Notes Indenture and this Agreement, such Guarantees will be validly issued, will constitute a valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity.

(g) Enforceability of New Notes Indenture and Existing Indenture Amendment. Each of the New Notes Indenture and the Existing Indenture Amendment has been duly authorized by each of the Company and the Guarantors and, when executed and delivered by the Company and the Guarantors, and duly authorized, executed and delivered by the New Notes Trustee and the Existing Notes Trustee, as applicable, will constitute a valid and binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity.

(h) Security Documents. Each of the Collateral Documents has been duly authorized by each of the Company and the Guarantors and, when executed and delivered by the Company and the Guarantors, and duly authorized, executed and delivered by the New Notes Trustee will (i) constitute a valid and binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity and (ii) will create in favor of the New Notes trustee, as collateral agent for the benefit of itself and the holders of the New Notes, valid and enforceable security interests in and liens on the Collateral, subject to certain exceptions as described in the New Notes Indenture and the Collateral Documents and, upon the filing of appropriate Uniform Commercial Code financing statements in appropriate United States jurisdictions and the taking of the other actions, in each case as further described in the Collateral Documents, the security interests in and liens on the rights of the Company and the Guarantors in such Collateral that can be perfected by such filings or actions will be perfected first priority security interests and liens, superior to and prior to the liens of all third persons other than Permitted Liens (as defined in the New Notes Indenture).

(i) Common Stock Issuable Upon Conversion or Interest Paid-in Kind of New Notes. Subject to the terms of the New Notes Indenture, the New Notes will be convertible into shares of Common Stock (together, if applicable, with cash in lieu of any fractional share of Common Stock) and interest payments on the New Notes may be payable in shares of Common Stock. The Company has duly authorized and reserved a number of shares of Common Stock for issuance upon conversion of the New Notes and upon payment of interest payable in shares of Common Stock equal to the initial maximum number of such shares issuable upon conversion and such payment of interest (assuming for this purpose the issuance of the greater of (A) the maximum increase to the “Conversion Rate” in connection with any “Make-Whole Fundamental Change” (each, as defined in the New Notes Indenture) and (B) the maximum Interest Make-Whole (as defined in the New Notes Indenture) payable in respect of the New Notes (expressed on a per $1,000 principal amount Note basis) divided by Floor Price (as defined in the New Notes Indenture)) (the “Conversion and Interest Shares”), and, when such Conversion and Interest Shares are issued upon conversion of, or in satisfaction of interest payable under, the New Notes in accordance with the terms of the New Notes and the New Notes Indenture, such Conversion and Interest Shares will be validly issued, fully paid and non-assessable, and the issuance of any such Conversion and Interest Shares will not be subject to any preemptive or similar rights.

(j) Trust Indenture Act. Assuming the accuracy of the representations and warranties of the Investor, made on behalf of itself and the Exchanging Investors, it is not necessary to qualify the New Notes Indenture under the Trust Indenture Act of 1939, as amended, in connection with the Exchange.

(k) Non-Contravention. The execution and delivery by the Company and the Guarantors of, and the performance by the Company and the Guarantors of their respective obligations under, this Agreement, the New Notes Indenture, the New Notes, the Collateral Documents and the Existing Indenture Amendment, and the consummation of the transactions contemplated by this Agreement, the New Notes Indenture, the New Notes, the Collateral

Documents and the Existing Indenture Amendment, will not (i) contravene any law, rule or regulation binding on the Company, any Guarantor or any of their respective subsidiaries or any judgment or order of any court or arbitrator or governmental or regulatory authority applicable to the Company, any Guarantor or any such subsidiary; (ii) constitute a breach or violation or result in a default under any loan agreement, mortgage, lease or other agreement or instrument to which the Company, any Guarantor or any of their respective subsidiaries is a party or by which any of the foregoing is bound; or (iii) constitute a breach or violation or result in a default under the organizational documents of the Company, any Guarantor or any of their respective subsidiaries, except, in the case of clauses (i) and (ii) above, for such contraventions, conflicts, violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business, properties, management, financial position, prospects, condition (financial or otherwise), stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company and the Guarantors of their respective obligations under this Agreement, the New Notes Indenture, the New Notes, the Collateral Documents and the Existing Indenture Amendment.

(l) No Consents. No consent, approval, authorization, order, license, registration or qualification of or with any court or governmental or regulatory authority is required for the execution and delivery by the Company and the Guarantors of, and the performance by the Company and the Guarantors of their respective obligations under, this Agreement, the New Notes Indenture, the New Notes, the Collateral Documents and the Existing Indenture Amendment, and the consummation of the transactions contemplated by this Agreement, the New Notes Indenture, the New Notes, the Collateral Documents and the Existing Indenture Amendment, except such as have been obtained or made (or will, at the Closing, have been obtained or made), any filings as may be required under the Exchange Act and the filing of the Registration Statement pursuant to Section 6 below.

(m) Authorization, Execution and Delivery of This Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(n) Investment Company Act. Neither the Company nor any of the Guarantors is and, after giving effect to the transactions contemplated by this Agreement, none of them will be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(o) Accuracy of Covered SEC Filings. The Covered SEC Filings, taken as a whole, do not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(p) Bring-Down of Representations and Warranties. Unless the Company or any Guarantor notifies the Investor in writing to the contrary at or before the Closing, each representation and warranty of the Company and the Guarantors contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing.

(q) No Defaults. No default or event of default under the Existing Notes will exist immediately following the execution of this Agreement or on the Closing Date or will result from the consummation of the transactions contemplated by this Agreement.

(r) Solvency. On each of the date hereof and the Closing Date, (A) the present fair market value (or present fair saleable value) of the total assets of Company is not less than the total amount required to pay the probable total liabilities (including contingent liabilities) of the Company as they mature and become absolute, (B) the capital of the Company is adequate to conduct its business and to enter into the Exchange, (C) the Company has the ability to pay its debts and obligations as such debts mature, and (D) the Company is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code)).

(s) Mutual Negotiation. The Company acknowledges that the terms of the transactions contemplated by this Agreement have been mutually negotiated between the parties and the Guarantors. The Company and each Guarantor was given a meaningful opportunity to negotiate the terms of the transactions contemplated by this Agreement.

(t) Additional Documentation. The Company and the Guarantors will, upon request, execute and deliver any additional documents that the Investor, any Exchanging Investor, the Existing Notes Trustee or the New Notes Trustee may reasonably request to complete the Exchange and consummate the transactions contemplated by this Agreement, the New Notes Indenture, the New Notes, the Collateral Documents and the Existing Indenture Amendment.

Section 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR AND THE EXCHANGING INVESTORS. The Investor, for itself and on behalf of each Exchanging Investor, represents and warrants to the Company and the Guarantors and covenants that:

(a) Due Formation, Valid Existence and Good Standing; Authorization, Execution and Delivery of This Agreement. The Investor, for itself and on behalf of each Exchanging Investor, (i) is duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to exchange, sell, assign and transfer the Existing Notes to be exchanged pursuant to, and to enter into, this Agreement and perform all obligations required to be performed by the Investor, on behalf of each Exchanging Investor under this Agreement; and (ii) has duly authorized, executed and delivered this Agreement.

(b) Power to Perform Obligations and Bind Accounts; Survival of Authority. If the Investor is exchanging any Existing Notes or acquiring any of the Exchange Consideration as a fiduciary or agent for one or more accounts (including any Accounts that are Exchanging Investors), then the Investor represents that it has (i) the requisite investment discretion with respect to each such account necessary to effect the Exchange; (ii) full power to make the representations, warranties and covenants set forth in this Section 5 on behalf of such account; and (iii) contractual authority with respect to each such account. All authority conferred in this Agreement will survive the dissolution of the Investor, and any representation, warranty, undertaking and obligation of the Investor under this Agreement will be binding upon the trustees in bankruptcy, legal representatives, successors and assigns of the Investor. Exhibit A hereto is a true, correct and complete list of (i) the name of each Account; (ii) the principal amount of such Account’s Existing Notes; and (iii) the principal amount of Exchanging Investor’s New Notes to be issued to such Account in respect of its Existing Notes.

(c) Ownership of Existing Notes. Each of the Exchanging Investors is and, immediately before the Closing, will be the beneficial owner of the Existing Notes set forth on Exhibit A (or, if there are no Accounts, the Investor is the sole legal and beneficial owners of all of the Existing Notes).

(d) Rule 144 Matters. Neither the Investor nor any other Exchanging Investor is, as of the date of this Agreement, or, at the Closing, will be, and, at no time during the three months preceding the date of this Agreement or preceding the Closing, was or will any of them be, a “person” that is an “affiliate” of the Company (as such terms are defined in Rule 144).

(e) Passage of Good Title; No Liens. When the Existing Notes are exchanged pursuant to this Agreement, the Company will acquire good, marketable and unencumbered title to the Existing Notes, free and clear of all Liens.(f) Non-Contravention. The Exchange and the other transactions contemplated hereby to be performed by the Investor or any Exchanging Investor will not (i) contravene any law, rule or regulation binding on the Investor or such Exchanging Investor or any investment guideline or restriction applicable to the Investor or such Exchanging Investor; (ii) constitute a breach or violation or result in a default under the organizational documents (or any similar documents governing each Account) of the Investor or such Exchanging Investor; or (iii) constitute a breach or violation or result in a default under any loan agreement, mortgage, lease or other agreement or instrument to which the Investor or such Exchanging Investor is a party or by which it is bound, except, in the case of clauses (i) and (iii) above, for such contraventions, conflicts, violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the performance by the Investor or such Exchanging Investor of their respective obligations under this Agreement.

(g) Jurisdiction of Residence. The Investor and each Exchanging Investor is a resident of the jurisdiction set forth on Exhibit A attached to this Agreement.

(h) Compliance with Certain Laws; No Consents. The Investor and each Exchanging Investor will comply with all applicable laws and regulations in effect in any jurisdiction in which the Investor or any of the Exchanging Investors acquires any New Notes pursuant to the Exchange and will obtain any consent, approval or permission required for any such acquisition under the laws and regulations of any jurisdiction to which the Investor or any of the Exchanging Investors is subject or in which the Investor or any Exchanging Investor acquires any New Notes pursuant to the Exchange.

(i) Acknowledgement of Risks; Investment Sophistication. The Investor and each Exchanging Investor understands and accepts that the New Notes to be acquired in the Exchange involve risks. Each of the Investor and the Exchanging Investors has such knowledge, skill and experience in business, financial and investment matters that such person is capable of evaluating the merits and risks of the Exchange and an investment in the New Notes. With the assistance of each Exchanging Investor’s own professional advisors, to the extent that the Exchanging Investor has deemed appropriate, each Exchanging Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the New Notes and the consequences of the Exchange and this Agreement. Each Exchanging Investor has considered the suitability of the New Notes as an investment in light of its own circumstances and financial condition, and each of the Investor and the Exchanging Investor is able to bear the risks associated with an investment in the New Notes.

(j) No View to Distribution; No Registration. Each Exchanging Investor is acquiring the New Notes solely for such Exchanging Investor’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the New Notes in violation of the Securities Act; provided, however, that by making the representations herein the Investor does not agree to hold any of the New Notes for any minimum or other specific term and reserves the right to assign, transfer or otherwise dispose of any of the New Notes at any time pursuant to an effective registration statement under, or an exemption from the registration requirements of the Securities Act. Each of the Investor and the Exchanging Investors understands that the offer and sale of the New Notes have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of the Investor and the Exchanging Investors and the accuracy of the other representations made by the Investor, for itself and on behalf of each Exchanging Investor, in this Agreement. Each of the Investor and the Exchanging Investors understands that (i) the Company and its affiliates and agents are relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether the Exchange meets the requirements for such exemptions and (ii) when issued pursuant to this Exchange Agreement, the New Notes will be issued with a “restricted” CUSIP number.

(k) Information Provided. The Investor and each Exchanging Investor acknowledges that no person has been authorized to give any information or to make any representation concerning the Company or the Exchange other than as contained in this Agreement and the Covered SEC Filings. The Company takes no responsibility for, and provides no assurance as to the reliability of, any other information that others may provide to the Investor or any Exchanging Investor.

(l) No Investment, Tax or Other Advice. The Investor confirms that it and each Exchanging Investor is not relying on any statement (written or oral), representation or warranty made by, or on behalf of, the Company, Oppenheimer or any of their respective affiliates or agents as investment, tax or other advice or as a recommendation to participate in the Exchange and receive the Exchange Consideration in exchange for Existing Notes. The Investor confirms that it and each Exchanging Investor has had access to and the opportunity to read the New Notes Indenture and has not relied on any statement (written or oral) of the Company, Oppenheimer or any of their respective affiliates or agents as to the terms of the New Notes other than as set forth in this Agreement, the New Notes Indenture, the New Notes, the Collateral Documents and the Existing Indenture Amendment. Neither the Company, Oppenheimer nor any of their respective affiliates or agents is acting or has acted as an advisor to the Investor or any Exchanging Investor in deciding whether to participate in the Exchange and to exchange Existing Notes for the Exchange Consideration.

(m) Investment Decision Matters. Except as set forth in this Agreement, the Investor confirms that none of the Company, Oppenheimer or any of their respective affiliates or agents have (i) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the New

Notes; or (ii) made any representation to the Investor or any Exchanging Investor regarding the legality of an investment in the New Notes under applicable investment guidelines, laws or regulations. In deciding to participate in the Exchange, each of the Investor and the Exchanging Investors is not relying on the advice or recommendations of the Company or Oppenheimer, or their respective affiliates or agents, and has made its own independent decision that the terms of the Exchange and the investment in the New Notes are suitable and appropriate for it.

(n) Due Diligence. Each of the Investor and the Exchanging Investors is familiar with the business and financial condition and operations of the Company and has had the opportunity to conduct its own investigation of the Company and the New Notes. The Investor, on behalf of itself and each Exchanging Investor, has had access to and the opportunity to review the Covered SEC Filings and such other information concerning the Company and the New Notes it deems necessary to enable it to make an informed investment decision concerning the Exchange. The Investor, on behalf of itself and each Exchanging Investor, has been offered the opportunity to ask questions of the Company and received answers thereto, as it deems necessary to enable it to make an informed investment decision concerning the Exchange.

(o) No Regulatory Agency Recommendation or Approval. Each of the Investor and the Exchanging Investors understands that no federal or state agency has passed upon the merits or risks of an investment in the New Notes or made any recommendation or endorsement, or made any finding or determination concerning the fairness or advisability, of such investment or the consequences of the Exchange and this Agreement.

(p) Accredited Investor and Qualified Institutional Buyer Status. Each Exchanging Investor is (i) an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) of Regulation D under the Securities Act; or (ii) a “qualified institutional buyer” as defined in Rule 144A. Each of the Investor and the Exchanging Investors agrees to furnish any additional information reasonably requested by the Company or any of its affiliates or agents to assure compliance with applicable U.S. federal and state securities laws in connection with the Exchange.

(q) Mutual Negotiation. The Investor acknowledges that the terms of the Exchange have been mutually negotiated between the Investor (for itself and on behalf of each Exchanging Investor) and the Company. The Investor was given a meaningful opportunity to negotiate the terms of the Exchange on behalf of itself and each Exchanging Investor. The Investor had a sufficient amount of time to consider whether to participate in the Exchange, and neither the Company nor Oppenheimer, nor any of their respective affiliates or agents, has placed any pressure on the Investor to respond to the opportunity to participate in the Exchange.

(r) Financial Adviser Fee. The Investor acknowledges that it and each Exchanging Investor understands that the Company intends to pay Oppenheimer a fee in respect of the Exchange.

(s) Additional Documentation. The Investor will, upon request, execute and deliver, for itself and on behalf of any Exchanging Investor, any additional documents that the Company, the Existing Notes Trustee or the New Notes Trustee may reasonably request to complete the Exchange.

(t) Bring-Down of Representations and Warranties. Except to the extent that the Investor notifies the Company in writing to the contrary at or before the Closing, each of the Investor’s representations and warranties, on behalf of itself and each Exchanging Investor, contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing.

(u) Reserved.

(v) Settlement Instructions. No later than one (1) Business Day after the date hereof, the Investor agrees to deliver to the Company settlement instructions substantially in the form of Exhibit A attached to this Agreement for each of the Exchanging Investors.

(w) Wall-Cross Matters. The Investor acknowledges and agrees that it and each Exchanging Investor has not transacted, and will not transact, in any securities of the Company, including, but not limited to, any hedging transactions, from the time the Investor was first contacted by the Company or Oppenheimer with respect to the transactions contemplated by this Agreement until after the Release Time. Solely for purposes of this Section 5(w), subject to the Investor’s compliance with its obligations under U.S. federal securities laws and the Investor’s internal policies, (i) “Investor” will not include any employees or affiliates of the Investor that are effectively walled off by appropriate “Fire Wall” information barriers approved by the Investor’s legal or compliance department; and (ii) the foregoing representations and covenants of this Section 5(w) will not apply to any transaction by or on behalf of an Account that was effected without the advice or participation of, or such Account’s receipt of information regarding the transactions contemplated hereby provided by, the Investor. Each Exchanging Investor has continuously owned each of its Existing Notes since November 10, 2024 or earlier.

(x) No Reliance on Oppenheimer; Related Matters. The Investor acknowledges and agrees that Oppenheimer has not acted as a financial advisor or fiduciary to the Investor or any Exchanging Investor and that Oppenheimer and its directors, officers, employees, representatives and controlling persons have no responsibility for making, and have not made, any independent investigation of the information contained herein or in the Company’s SEC filings and make no representation or warranty to the Investor or any Exchanging Investor, express or implied, with respect to the Company, the Existing Notes or the Exchange Consideration or the accuracy, completeness or adequacy of the information provided to the Investor or any Exchanging Investor or any other publicly available information, nor will any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to the Investor or any Exchanging Investor.

(y) No Public Market. The Investor acknowledges and agrees on behalf of itself and each Exchanging Investor that no public market exists for the New Notes and that there is no assurance that a public market will ever develop for the New Notes.

Section 6. REGISTRATION.

(a) Filing of Registration Statement. The Company agrees that on or prior to the date that is ten (10) business days after the Closing (such date, the “Filing Deadline”), the Company will file with the SEC (at the Company’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale of the shares of Common Stock issuable upon conversion of the New Notes (including, for the avoidance of doubt, any shares of Common Stock issuable in connection with the Interest Make-Whole Amount (as defined in the New Notes Indenture)) and the Interest Shares (as defined in the New Notes Indenture) (together with any equity security issued or issuable with respect to such Registrable Securities by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, the “Registrable Securities”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as reasonably practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the SEC notifies the Company that it will “review” the Registration Statement) following the Closing and (ii) five (5) Business Days after the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or be subject to further review (such date, the “Effectiveness Date”). By 9:30 a.m. New York City time on the date following the date any Registration Statement or post-effective amendment has become effective, the Company shall file with the SEC in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement. The Company’s obligations to include the Registrable Securities in the Registration Statement are contingent upon the Investor furnishing in writing to the Company such information regarding the Investor, the securities of the Company held by the Investor and the intended method of disposition of the Registrable Securities as shall be reasonably requested in writing by the Company to effect the registration of the Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations; provided that the Investor shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Securities. Notwithstanding the foregoing, if the Effectiveness Date falls on a day which is not a Business Day or other day that the SEC is closed for business, the Effectiveness Date shall be extended to the next Business Day on which the SEC is open for business. The Company will provide a draft of the Registration Statement to the Investor for review at least three (3) Business Days in advance of filing the Registration Statement. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement without its prior written consent; provided, that, if the SEC requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will either withdraw its Registrable Securities from the Registration Statement or provide written consent to be so identified. Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 for the resale of the Registrable Securities by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Registrable Securities which is equal to the maximum number of Registrable Securities as is permitted by the SEC. In such event, the number of Registrable Securities to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders, and the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC, one or more registration statements to register the resale of those Registrable Securities that were not registered on the initial Registration Statement, as so amended, and each such registration statement shall constitute the Registration Statement for purposes of this Section 6. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement set forth in this Section 6.

(b) Notices to the Investor. In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, respond to the Investor as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

(i) except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another registration statement is available for the resale of the Registrable Securities, until the earliest of (A) the date on which all of the Registrable Securities may be resold without volume or manner of sale limitations pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information required under of Rule 144(c)(1) (or Rule 144(i)(2), if applicable), (B) the date on which all of the Registrable Securities have actually been sold pursuant to Rule 144 or pursuant to the Registration Statement or otherwise been transferred and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act, (C) the Registrable Securities cease to be issuable pursuant to the terms of the New Notes Indenture and cease to be outstanding, and (D) the date which is six months after the maturity of the New Notes.

(ii) advise the Investor, as promptly as reasonably practicable:

(1) when a Registration Statement or any amendment thereto has been filed with the SEC;

(2) after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4) subject to the provisions in this Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising the Investor of such events, provide the Investor with any material, nonpublic information regarding the Company other than to the extent that providing notice to the Investor of the occurrence of the events listed in (1) through (4) above may constitute material, nonpublic information regarding the Company;

(iii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) upon the occurrence of any event contemplated in Section 6(b)(ii)(4) above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) cause the Registrable Securities to be listed on each securities exchange or market, if any, on which the shares of Common Stock issued by the Company have been listed;

(vi) not less than three (3) Business Days prior to the filing of the Registration Statement and not less than one (1) Business Day prior to the filing of any related prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference) furnish to the Investor copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of the Investor;

(vii) for as long as the Investor holds Registrable Securities, use commercially reasonable efforts to file all reports for so long as the condition in Rule 144(c)(1) (or Rule 144(i)(2), if applicable) is required to be satisfied, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Registrable Securities pursuant to Rule 144 (in each case, when Rule 144 becomes available to the Investor) and if the Company is not required to file reports with the SEC pursuant to such laws, it will, for so long as the Investor holds the Registrable Securities, prepare and furnish to the Investor and make publicly available the information described in Rule 144(c)(2), if the provision of such information will allow resales of the Registrable Securities pursuant to Rule 144; and

(viii) otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Investor, consistent with the terms of this Agreement, in connection with the registration of the Registrable Securities.

(c) Delayed or Postponed Effectiveness of Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require any Investor not to sell under the Registration Statement or to suspend the effectiveness thereof, if (i) it determines that in order for the Registration Statement not to contain a material misstatement or omission, an amendment or supplement thereto would be needed or (ii) the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Company’s board of directors reasonably believes, upon the advice of outside legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of outside legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that (A) the Company may not delay or suspend the Registration Statement on more than two occasions or for more than forty-five (45) consecutive calendar days, or more than a total of ninety (90) calendar days, in each case during any twelve-month period and (B) the Company shall use commercially reasonable efforts to make such Registration Statement available for sale by the Investor of such securities as soon as practicable thereafter. Upon receipt of any written notice from the Company of the happening of any Suspension Event (which notice shall not contain material nonpublic information and not be subject to any duty of confidentiality) during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Investor agrees that it will promptly discontinue offers and sales of the Registrable Securities under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Investor receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales (which notice shall not contain material nonpublic information and not be subject to any duty of confidentiality). If so directed by the Company, the Investor will deliver to the Company or, in the Investor’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in the Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (i) to the extent the Investor is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of the Investor in connection with any sale of Registrable Securities with respect to which the Investor has entered into a contract for sale, prior to the Investor’s receipt of the notice of a Suspension Event and for which the Investor has not yet settled.

(d) Indemnification of the Exchanging Investors. The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Exchanging Investor (to the extent a seller under the Registration Statement), and its officers, directors, employees and agents, and each person who controls such Exchanging Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable and documented attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 6(d), except, in each case, to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding such Exchanging Investor furnished in writing to the Company; provided, however, that the indemnification contained in this Section 6(d) shall not apply to amounts paid in settlement of any Losses if such settlement is effected by the Investor without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in connection with any failure of such Exchanging Investor to deliver or cause to be delivered a prospectus made available to such Exchanging Investor by the Company in a timely manner, (B) as a result of offers or sales effected by or on behalf of such Exchanging Investor by means of a freewriting prospectus (as defined in Rule 405) that was not authorized by the Company, or (C) in connection with any offers or sales effected by or on behalf of such Exchanging Investor in violation of Section 6(c) of this Agreement. The Company shall notify each Exchanging Investor promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 6(d) of which the Company is aware. The indemnity set forth in this Section 6(d) shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Registrable Securities by each Exchanging Investor.

(e) Indemnification of the Company. Each Exchanging Investor shall, severally and not jointly with the other Exchanging Investors or the Other Investors, indemnify and hold harmless the Company, its directors, officers, agents and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising directly from the provision of any untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising directly out of any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, in any such case to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding such Exchanging Investor furnished in writing to the Company by such Exchanging Investor expressly for use therein; provided, however, that the indemnification contained in this Section 6(e) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of such Exchanging Investor (which consent shall not be unreasonably withheld, conditioned or delayed) nor shall such Exchanging Investor be liable for any Losses to the extent they arise out of or are based upon a violation which occurs in reliance upon and in conformity with written information furnished by the Company. In no event shall the liability of any Exchanging Investor be greater in amount than the dollar amount of the net proceeds received by such Exchanging Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation. Each Exchanging Investor shall notify the Company promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 6(e) of which such Investor is aware of which the Investor shall seek indemnification under this Agreement; provided that the failure by an Exchanging Investor to give such notice shall not relieve the Company of its indemnification obligations hereunder, except to the extent that the failure to give such notice is materially prejudicial to the Company’s ability to defend such claim or litigation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Registrable Securities by such Exchanging Investor.

(f) Notice of Indemnifying Party. Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in the judgment of counsel retained by such indemnified party an actual conflict of interest between such indemnified and indemnifying parties exists with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel mutually reasonably satisfactory between the indemnifying party and the indemnified party. Failure of any indemnified party to give such notice shall not relieve the indemnifying party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the indemnifying party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claims, unless in the reasonable judgment of the indemnifying party it would be inappropriate due to actual conflicts of interest existing between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), which settlement shall not include a statement or admission of fault and culpability on the party of such indemnified party, and which settlement shall include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(g) Contribution. If the indemnification provided under this Section 6 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of any Exchanging Investor shall be limited to the net proceeds received by such Exchanging Investor from the sale of New Notes giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission) such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses shall be deemed to include, subject to the limitations set forth in this Section 6, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 6(g) from any person or entity who was not guilty of such fraudulent misrepresentation.

(h) Opt-Out Notices. The Investor may deliver written notice (an “Opt-Out Notice”) to the Company requesting that the Investor not receive notices from the Company otherwise required by this Section 6; provided, however, that the Investor may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from the Investor (unless subsequently revoked), (i) the Company shall not deliver any such notices to the Investor and the Investor shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the Investor’s intended use of an effective Registration Statement, the Investor will notify the Company in writing at least two business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 6(h)) and the related suspension period remains in effect, the Company will so notify the Investor, within one business day of the Investor’s notification to the Company, by delivering to the Investor a copy of such previous notice of Suspension Event, and thereafter will provide the Investor with the related notice of the conclusion of such Suspension Event immediately upon its availability (which notices shall not contain any material, nonpublic information or subject the Investor to any duty of confidentiality).

(i) Delegending. The Company agrees that, in connection with any sale of the shares of Common Stock issuable upon conversion of the New Notes (i) pursuant to an effective Registration Statement or (ii) pursuant to an exemption from registration provided by Rule 144 under the Securities Act, it shall, upon request from any selling Investor, use its commercially reasonable efforts to cause its transfer agent to issue and deposit such shares of Common Stock via DWAC into the facilities of DTC in book-entry form in accordance with such Investor’s delivery instruction, without any restrictive legends or stop transfer orders, as promptly as reasonably practicable following the Company’s receipt of customary documentation requested by its transfer agent and its counsel for purposes of effecting the related legend removal, which documentation shall not include a medallion signature guarantee. The Company will provide a list of any such requested documentation (including forms thereof) no later than one (1) Business Day following any request from the Investor.

Section 7. CONDITIONS TO OBLIGATIONS OF THE PARTIES.

(a) Conditions to the Company’s Obligations. The obligation of the Company to deliver the Exchange Consideration is subject to the satisfaction at or prior to the Closing of each of the following conditions precedent:

(i) the representations and warranties of the Investor, for itself and on behalf of the Exchanging Investors, in Section 5 hereof are true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing;

(ii) all covenants of the Investor, for itself and on behalf of the Exchanging Investors, in Section 5 to be performed at or before the Closing have been performed;

(iii) the conditions precedent set forth in Section 3(b)(iii)(3) and the receipt by the Company of a valid DWAC Withdrawal and New Notes DWAC Deposit, in each case conforming to the requirements set forth in this Agreement; and

(iv) the prior receipt by the Company of the Requisite Consents and the Existing Indenture Amendment, dated as of the Closing Date, have been executed by all parties.

(b) Conditions to the Investor’s Obligations. The obligation of the Investor, on behalf of the Exchanging Investors, to deliver (or cause to be delivered) the Existing Notes is subject to the satisfaction at or prior to the Closing of each of the following conditions precedent:

(i) delivery of a legal opinion addressed to the Investor from Latham & Watkins LLP, as counsel to the Company and each Guarantor formed in the State of Delaware, in form and substance reasonably satisfactory to the Investor;

(ii) the representations and warranties of the Company in Section 4 are true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing;

(iii) all covenants of the Company in Section 4 to be performed at or before the Closing have been performed;

(iv) the prior receipt by the Company of the Requisite Consents and the Existing Indenture Amendment, dated as of the Closing Date, have been executed by all parties;

(v) the Investor shall have received evidence reasonably satisfactory to the Investor that all outstanding indebtedness under that certain Credit Agreement, dated as of December 7, 2021, by and among the Company, the Lenders and Issuing Banks party thereto and Bank of America, N.A., as Administrative Agent (as amended, restated, amended and restated, supplemented or otherwise modified on or prior to the date hereof, the “Existing Credit Agreement”) (other than contingent obligations that survive the termination of the Existing Credit Agreement), shall have been paid in full, all commitments to extend credit under the Existing Credit Agreement shall have terminated, and all liens securing obligations under the Existing Credit Agreement shall have been released or will, substantially concurrently with the consummation of the transactions contemplated by this Agreement on the Closing Date, be released;

(vi) the Company and the Guarantors shall execute and deliver to the New Notes Trustee and the Investor the Security Agreement (as defined in the New Notes Indenture), in form and substance reasonably acceptable to the Investor, and, except as otherwise provided for in the New Notes Indenture or the Collateral Documents, the Company and the Guarantors shall execute and deliver to the New Notes Trustee and the Investor such documents, certificates, agreements and instruments necessary to create a valid security interest in favor of the New Notes Trustee, as collateral agent, for its benefit and for the benefit of holders of the New Notes, in all of the Collateral, with each such document, certificate, agreement and instrument in form and substance reasonably satisfactory to the New Notes Trustee, as collateral agent, together with, subject to the requirements of the Indenture and the Collateral Documents, stock certificates and promissory notes required to be delivered pursuant to the Indenture and the Collateral Documents, in each case accompanied by instruments of transfer and stock powers undated and endorsed in blank, Uniform Commercial Code financing statements in appropriate form for filing, filings with the United States Patent and Trademark Office and United States Copyright Office in appropriate form for filing where applicable and each such document, certificate, agreement and instrument shall be in full force and effect;

(vii) the Investor, together with each Other Investor, collectively exchange an aggregate principal amount of at least $175,000,000 in Existing Notes for at least $175,000,000 in New Notes in the Exchange;

(viii) the Company, BBAI Ultimate Holdings, LLC and Pangiam Ultimate Holdings, LLC shall execute and deliver to the Investor a voting agreement in form and substance satisfactory to the Investor; and

(ix) such additional documents, information and certifications as the Investor may reasonably request to complete the Exchange and consummate the transactions contemplated by this Agreement (including, without limitation, a customary secretary’s certificate and evidence of good standing of the Company and the Guarantors).

Notwithstanding the foregoing, within twelve (12) Business Days of the Closing Date, the Company shall deliver a legal opinion addressed to the Investor from its respective local corporate counsel, as counsel to each respective Guarantor formed outside of the State of Delaware, in form and substance reasonably satisfactory to the Investor.

Section 8. THE RELEASE TIME. (a) As of the date of this Agreement, the Company is not aware of, and has not provided to the Investor, any material non-public information regarding the Company or its securities, other than any material non-public information relating to the Exchange; and (b) the Company agrees to publicly disclose at or before 9:00 a.m., New York City time, on the date of this Agreement (such time and date, the “Release Time”), the exchange of the Existing Notes contemplated by this Agreement and similar exchange agreements in a press release or Current Report on Form 8-K. The Company acknowledges and agrees that, as of the Release Time, none of the information provided by or on behalf of the Company to the Investor or any Exchanging Investor in connection with the Exchange will constitute material non-public information.

Section 9. TAX MATTERS.

(a) Taxpayer Information. The Investor acknowledges that, if an Exchanging Investor is a “United States person” for U.S. federal income tax purposes, then the Company must be provided with a correct taxpayer identification number (generally, a person’s social security or federal employer identification number) and certain other information on a properly completed and executed IRS Form W-9, which is provided herein on Exhibit C attached to this Agreement. The Investor further acknowledges that, if an Exchanging Investor is not a “United States person” for U.S. federal income tax purposes, then the Company must be provided with the appropriate properly completed and executed IRS Form W-8, attesting to that non-U.S. Exchanging Investor’s foreign status and certain other information, including information establishing an exemption from withholding under Sections 1471 through 1474 of the Code. The Investor further acknowledges that any Exchanging Investor may be subject to 30% U.S. federal withholding or 24% U.S. federal backup withholding on certain payments or deliveries made to such Exchanging Investor unless such Exchanging Investor properly establishes an exemption from, or a reduced rate of, such withholding or backup withholding. Without limiting the generality of the foregoing, each Exchanging Investor hereby represents that it is able to receive any Exchange Consideration hereunder (including any amounts attributable to accrued and unpaid interest) without any U.S. withholding tax and is entitled to provide U.S. tax forms and required attachments indicating the same (including, where relevant, any certifications indicating that the Exchanging Investor fulfills the requirements of “portfolio interest exemption” as indicated in Exhibit C) and agrees to hold the Company and its agents harmless for the breach of such representation.

(b) Tax Treatment of Exchange. The Company and the Exchanging Investor intend that the exchange of the Existing Notes for Exchange Consideration pursuant to this Agreement constitutes a tax-free recapitalization within the meaning of Section 368(a)(1)(E) of the Code.

Section 10. MISCELLANEOUS.

(a) Waiver; Amendment. Neither this Agreement nor any provisions hereof may be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

(b) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof will be assignable by either the Company or any Guarantor, on the one hand, or the Investor or any Exchanging Investor, on the other hand, without the prior written consent of the other party. Notwithstanding the foregoing, the registration rights contained in Section 6 herein shall be automatically assigned and transferred to each Holder (as defined in the New Notes Indenture) of the New Notes, without joinder or any other action required on the part of such Holder, as contemplated by Section 4.13 of the New Notes Indenture.

(c) Further Instruments and Acts. Each of the parties to this Agreement agrees to execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to more effectively carry out the purposes of this Agreement.

(d) Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS, THE INVESTOR AND THE EXCHANGING INVESTORS IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(e) Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York.

(f) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.

(g) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed to be an original and all of which together will be deemed to be one and the same agreement. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (including pdf format) will be effective as delivery of a manually executed counterpart hereof.

(h) Notices. All notices and other communications to the Company or any Guarantor provided for herein will be in writing and will be deemed to have been duly given if delivered personally or sent by nationally recognized overnight courier service or by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party may have hereafter specified by notice in writing to the other): (i) if to the Company or any Guarantor, BigBear.ai Holdings, Inc., 6811 Benjamin Franklin Dr., Suite 200, Columbia, Maryland 21046, Attention: General Counsel; and (ii) if to the Investor or any Exchanging Investor, the address provided on the signature page hereto of the Investor.

(i) Binding Effect. The provisions of this Agreement will be binding upon and accrue to the benefit of the parties hereto and the Exchanging Investors and their respective heirs, legal representatives, successors and permitted assigns.

(j) Notification of Changes. The Investor covenants and agrees to notify the Company upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant of the Investor, made on behalf of itself and each Exchanging Investor, contained in this Agreement to be false or incorrect.

(k) Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(l) Entire Agreement. This Agreement, including all Exhibits hereto, constitutes the entire agreement of the parties hereto with respect to the specific subject matter covered hereby, and supersedes in their entirety all other agreements or understandings between or among the parties with respect to such specific subject matter.

(m) Reliance by Oppenheimer; Third Party Beneficiaries. Oppenheimer, acting as financial advisor to the Company, may rely on each representation and warranty of the Company and the Guarantors and of the Investor, made on behalf of itself and each Exchanging Investor, herein or pursuant to the terms hereof with the same force and effect as if such representation or warranty were made directly to Oppenheimer. The terms of this Agreement, together with the terms of the New Notes Indenture and the New Notes, set forth the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement, and are not intended to and shall not confer upon any person other than the parties hereto, their successors and permitted assigns any rights or remedies hereunder, provided that (i) each of the indemnified parties will be a third-party beneficiary of, and entitled to enforce, Section 6(d) to Section 6(g), (ii) each “Holder” (as defined in the New Notes Indenture) will be a third party beneficiary of, and entitled to enforce, Section 6 and (iii) Oppenheimer will be a third-party beneficiary of this Agreement to the extent provided in this Section 10(m).

(n) Termination. In the event that the transactions contemplated by this Agreement shall not have occurred with respect to the Investor on or before January 10, 2025 due to the Company’s or the Investor’s failure to satisfy any of the conditions required to be satisfied by it in Section 7 (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date.

(o) Expenses. The Company shall, at Closing, reimburse the Investor for all reasonable, out of pocket costs and expenses incurred by it (or any Account) in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by this Agreement (including, without limitation, as applicable, all reasonable legal fees of outside counsel), subject to a fee cap of $325,000.

(p) Survival. The representations and warranties made herein shall survive the Closing until the expiration of the applicable statute of limitations. All covenants and agreements contained herein shall survive the Closing until, by their respective terms, they are no longer operative.

[The Remainder of This Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the date first written above.

Investor (in its capacities described in the first paragraph hereof):

Legal Name

By:
Name:
Title:

Investor Address:	Taxpayer Identification Number:

Telephone Number:

Country (and, if applicable, State) of Residence:

Aggregate Principal Amount of Existing Notes to be Exchanged by All Exchanging Investors (must be an integral multiple of $1,000):

$______________________________________________________	, 000

[Signature Page to Exchange Agreement]

BIGBEAR.AI HOLDINGS, INC.

By:
Name:
Title:

BIGBEAR.AI INTERMEDIATE HOLDINGS, LLC

By:
Name:
Title:

BIGBEAR.AI, LLC

By:
Name:
Title:

BIGBEAR.AI FEDERAL, LLC (F/K/A NUWAVE SOLUTIONS, L.L.C.)

By:
Name:
Title:

PROMODEL LLC

By:
Name:
Title:

PANGIAM PURCHASER, LLC

By:
Name:
Title:

PANGIAM INTERMEDIATE II HOLDINGS, LLC

By:
Name:
Title:

[Signature Page to Exchange Agreement]

PANGIAM HOLDINGS, LLC

By:
Name:
Title:

PANGIAM LABS, LLC

By:
Name:
Title:

LINKWARE, LLC

By:
Name:
Title:

PRE, LLC

By:
Name:
Title:

VERISCAN, LLC

By:
Name:
Title:

214 TECHNOLOGIES, INC. D/B/A TRUEFACE

By:
Name:
Title:

[Signature Page to Exchange Agreement]